Crowe Horwath.

Horwath Vélez & Co. PSC
Member Crowe Horwath International

Centro Internacional de Mercadeo
100 Carr 165, Suite 410
Guaynabo, PR 00968-8051
Tel: (787) 625-1800
Fax: (787) 625-1812
www.crowehorwath.net/pr

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Pharma-Bio Serv, Inc.
Dorado, Puerto Rico

We have audited the accompanying consolidated balance sheets of **Pharma-Bio Serv, Inc**. (the "Company") as of October 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the years then ended. Pharma-Bio Serv, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pharma-Bio Serv, Inc. as of October 31, 2015 and 2014, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Horwath Vélez & Co. PSC

HORWATH VÉLEZ & CO, PSC
San Juan, Puerto Rico

January 30, 2017

Puerto Rico Society of Certified Public Accountants



Crowe Horwath

Horwath Vélez & Co. PSC
Member Crowe Horwath International

Centro Internacional de Mercadeo
100 Carr 165, Suite 410
Guaynabo, PR 00968-8051
Tel: (787) 625-1800
Fax: (787) 625-1812
www.crowehorwath.net/pr

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-192744 and 333-199153) of our report relating to the consolidated financial statements of PHARMA-BIO SERV, INC. and its subsidiaries (the "Company"), dated January 30, 2017, appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 2016.

Horwath Velez & Co. PSC

Horwath Velez & Co. PSC

Guaynabo, Puerto Rico
January 30, 2017


E245292
$5.00